Exhibit 99.1

Conference Call Transcript

PIR - Pier 1 Imports, Inc. Annual General Shareholders Meeting

Event Date/Time: Jun. 22. 2006 / 11:00AM ET

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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Okay, I think we're ready to start. I'd like to call the meeting to order and advise you that it's a pleasure to welcome you to the 2006 Annual Meeting of Shareholders of Pier 1 Imports, Inc. either here in person or listening to the webcast. I am Marvin J. Girouard, Chairman of the company's Board of Directors and will be presiding as Chairman of this meeting.

I would like to introduce Miss Patti Knight of Mellon Investor Services who is appointed as Inspector of Elections. Patti, where are you? There she is. If there is any shareholder present who wishes to vote in person at this meeting, whether or not you have previously sent in a proxy, please obtain a ballot from Miss Knight, complete it and return it to her at this time. Is there anyone?

I would also like to introduce Michael A. Carter to my right. Mike's the Senior Vice President and General Counsel of the company, and he will act as Secretary of the meeting. If there is any shareholder present who intends to deliver a proxy to the Secretary and has not done so, please do so to Mr. Carter or Miss Knight at this time. And also, if any shareholder has not signed in at the desk, I'd appreciate you'd do that at this time.

The post to vote on each matter to be presented at this meeting opened at 10 a.m. central time today. Before we begin the formal business of the meeting, I would like to introduce the nominees for election to your Board of Directors. First, John H. Burgoyne. John would you stand please, thank you, has been a Director since February 1999. He is a member of the Compensation Committee. He has served as President of Burgoyne and Associates since March 1996. From May 1995 to March 1996, he served as General Manager of IBM's Travel Industry sector for their Asia-Pacific region. Prior to that, he served as President and General Manger of IBM China Corporation Limited.

Next, Dr. Michael R. Ferarri. Dr. Ferrari has been a Director since February 1999. He is a member of the Audit Committee. He has served as Senior Vice President and Managing Director of the Higher Education Practice of DFL Associates since May 2003. Dr. Ferrari served as Chancellor of Texas Christian University in Fort Worth from July 1998 until his retirement in May 2003. From 1985 until 1998, he served as President of Drake University.

James M. Hoak, Jr. Jim has been a Director since September 1991. He is Chairman of both the Audit Committee and the Nominating Corporate Governance Committee and a member of the Executive Committee. He has been Chairman of Hoak Media LLC since August 2003 and Chairman and Principal of Hoak Capital Corporation since September 1991. He is also a Director of Da-Lite Screen Company Incorporated, PanAmSet Corporation and Chaparral Steel Company.

Terry E. London. Terry has been a Director of the company since September 2003 and is a member of the Audit Committee. He established London Partners LLC, a private equity investment firm in August 2000 after serving as President and Chief Executive Officer of Gaylord Entertainment Company from May 1997 to August 2000. Prior to that time, Mr. London served as Chief Financial and Administrative Officer of Gaylord Entertainment from November 1991 to April 1997. He also serves as a Director of Johnson Outdoors, Incorporated.

Next, Thomas (Tom) M. Thomas. Tom has been a Director since September 1998. He is Chairman of both the Executive Committee and the Compensation Committee and is a member of the Nominating Corporate Governance Committee. He has been a shareholder of Winstead Sechrest & Minick, a law firm, since August 2005. Mr. Thomas was a senior partner of Kolodey, Thomas and Blackwood from September 2001 to July of 2005. He also served as senior partner of Thomas and Culp LLP from 1994 to August 2001.

Karen W. Katz. Karen has been a Director of the company since June 2001 and is a member of the Compensation Committee and the Nominating Corporate Governance Committee. She has served as President, Chief Executive Officer of Neiman Marcus Stores since December 2002. From May 2000 to December 2002, she served as President and Chief Executive Officer with Neiman Marcus Direct. From 1996 to that time, she served in various senior management positions with Neiman Marcus Stores. Karen is in Europe attending a business meeting today and is unable to attend in person, but plans to attend the Board Meeting later by phone.

Marvin J. Girouard, I have served as Chairman since March 1999 and Chief Executive Officer of the company since June 1998, and I'm a member of the Executive Committee. I joined the company in May 1975 and have served as a Director since August 1988. From August 1988 to June 1998, I served as President and Chief Operating Officer. And, I'm also a Director of Brinker International Incorporated.

Mr. Secretary, will you please present to the meeting the list of shareholders of the company entitled to vote at this meeting?

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Michael A. Carter  - Pier 1 Imports, Inc. - SVP, General Counsel, and Secretary


Mr. Girouard, I have a list of the shareholders of record of the company as of April 24, 2006, which is the record date fixed by the directors for this shareholders meeting. The list shows that on the record date, there were 87,083,398 shares of common stock outstanding and entitled to vote at this meeting. The list was prepared at the request of the company by Mellon Investor Services, the transfer agent and registrar for the common stock of the company.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


The list of shareholders of record will remain available for inspection during this meeting. After the meeting, it will be filed with records of the company. The notice of this Annual Meeting of Shareholders and proxy materials were first mailed on May 15, 2006, to each shareholder of record as of April 24, 2006 along with the company's fiscal year 2006 Annual Report. Mr. Secretary please file the certificate of mailing of the notice of the meeting, the proxy material and the Annual Report with the records of the company. Miss Knight, will you give a preliminary report of the number of shares that are represented in person or by proxy at this meeting?


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Patti Knight


Mr. Girouard, a preliminary count of the shares represented in person or by proxy at this meeting indicates that there is present at the meeting in person or represented by proxy a majority of the shares of common stock entitled to vote at this meeting.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Thank you. Since as indicated by the preliminary count, a quorum exists, I hereby declare that this meeting is duly convened and open for business. The minutes of the last Shareholders Meeting are available from the Secretary if any shareholder should desire to read them.

And now, we'd like to introduce our senior management team. First to my right, Cary Turner, Executive Vice President, Chief Financial Officer and Treasurer; Jay Jacobs, Executive Vice President of Merchandising; Mitch Weatherly, Executive Vice President of Stores; Phil Schneider, Executive Vice President of Marketing; David Walker, Executive Vice President of Logistics and Allocations; Greg Humenesky, Executive Vice President of Human Resources; Mike Carter, whom you've heard from, Senior Vice President and General Counsel, Secretary; Susan Barley, Senior Vice President and Controller; Rick Blackwelder, Senior Vice President of Stores; Robert Kling, Senior Vice President of Merchandising; [Steve Mauer], Senior VP Check and Credit Services; Andy Laudato, Senior Vice President and Chief Information Officer; and Paul Mihic, President of Pier 1 Kids.

And now, Cary Turner will review fiscal year 2006 and first quarter results for fiscal 2007. Cary?


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Cary Turner  - Pier 1 Imports, Inc. - EVP, CFO


Thank you, Marvin. Shown here is the cover of the Annual Report to Shareholders that provides a detailed discussion of the company's strategic plans and direction that you can refer to. Our remarks today may contain forward-looking statements within the meaning of the Securities Act of 1934. For simple -- for a complete disclosure, please reference Pier 1's Imports SEC filings including the Form 10-K for the year ended February 25, 2006.

For fiscal year 2006, the company reported total net sales of $1.78 billion, a decrease of 2.7% from last year's sales of $1.83 billion, and comparable store sales declined 7.1%. The company's net loss from continuing operations for fiscal 2006 was $27.5 million or $0.32 per share. Continuing operations exclude the results for the Pier stores that were sold in March and have been classified as a discontinued operation for all periods presented.

Pier 1's proprietary credit card sales during fiscal 2006 were $423 million representing 25.7% of US store sales. As of fiscal year-end, the company had 5.9 million cardholders and 1 million active customer credit accounts. Merchandise margins for fiscal 2006 were 50.2% of sales compared to last year's 53.1% primarily due to increased promotional discounts and clearance markdowns.

Store occupancy costs were 16.3% of sales for the year, up from 14.6% in the year-ago period due to the impact of relatively fixed costs on weaker sales. Gross profit was 33.9% of sales for the fiscal year 2006 versus 38.5% from last year. Selling, general, and administrative costs were up $38.6 million and totaled 33.1% of sales compared to 30.1% in fiscal 2005. The increase as a percent of sales was primarily due to the impact of certain fixed expenses on weak sales and increased marketing expenses to 5.8% of sales in fiscal 2006.

We ended fiscal 2006 with 1,259 total stores including 1,183 Pier 1 stores in North America, 33 store-within-a-store locations in Mexico and Puerto Rico and 43 Pier 1 Kids stores. The company opened 65 new stores and closed 32 North American Pier 1 stores. The company also opened one Pier 1 store and one store-within-a-store in Mexico and opened four Pier 1 Kids stores and closed six during the year. We currently operate seven distribution centers throughout the United States and they are represented by the red stars on the map.

This spring, we opened our seventh distribution center near Seattle, Washington that services Pier 1 stores in the Pacific Northwest regions of the US and Western Canada. Receiving merchandise through the Port of Tacoma is relieving congestion through the Southern California ports. We are recognizing a return on our investment through savings in trucking costs, improved delivery times, and better customer service to these stores.

Cash and cash equivalents at the end of fiscal 2006 were $246 million. During the fiscal year, we paid cash dividends of $35 million. Capital expenditures for the year were $51 million consisting primarily of $35 million on stores and distribution centers, and $16 million on IT spending and infrastructure. During the fourth quarter of fiscal 2006, we issued convertible notes with net proceeds totaling $150 million. The convertible notes are first callable in February 2011, at which time, we can repay the principal in cash. If the company's stock price is above a certain amount, additional shares will be issued. The new debt has no financial covenants and will provide additional liquidity and flexibility as the company executes its plans.

After the Christmas holiday selling season this past year, the company implemented an initiative to simplify the visual presentation for a less-cluttered appearance in the stores by reducing the total number of stock-keeping units or SKUs in the stores. In addition to that initiative, Pier 1 stores are carrying less of each SKU with more inventory being held at the distribution centers. In order to successfully execute this strategy and drive sales, the DCs have implemented a rapid replenishment process that will restock stores more quickly as merchandise sells.

Inventories were $369 million at the end of fiscal 2006, and total inventories per retail square foot declined slightly to $39 from $40 last year. We prudently managed the business in fiscal 2006 through cost reductions and other restructuring plans throughout the organization. In addition to the items already discussed, we implemented the following initiatives during the past 12 months. We sold the UK subsidiary, The Pier stores.

We re-evaluated our store portfolio and continued to review all of our real estate, accelerating store closings when financially appropriate, revamped Pier 1's national marketing campaign to include new creative advertising, catalogs, magazines, email and Internet marketing, realigned the merchandising department, replaced a number of buyers, and increased the speed to market for new merchandise. We have also strengthened relationships with key factories in order to improve buying power and product quality.

We centralized the field administration and eliminated some management positions in the stores' organization. We eliminated a number of corporate administrative positions and reduced IT spending where practical. We are currently exploring the potential sale of a -- our proprietary credit card business. As you are aware, the Pier 1 credit card has been an important part of our marketing strategy since 1988, and we will continue to offer customers the benefits of this loyalty program.

However, similar to the approach taken by many other retailers, we are considering outsourcing the ownership of the program to a strong credit partner. We are currently in the process of improving the performance of the Pier 1 Kids stores by realigning the business and pulling them into Pier 1 systems including administrative and DC facilities this summer.

And finally, we continue to support important charitable causes in the communities where we live and do business, locally, nationally and internationally through the United Way, the Susan G. Komen Breast Cancer Foundation, and UNICEF. After this past year's devastating hurricane season, we also supported many families of Pier 1 associates that were impacted by the hurricanes. We continue to contribute time and money to give back to the communities for vital causes that support women, children, and families in need.

Moving forward through the first quarter that ended May 27, 2006, total sales declined 3.6% and comparable stores declined 6.6%. We reported a net loss from continuing operations of $22.8 million or $0.26 per share.

At the end of the first quarter, cash and cash equivalents were $235 million. During the year -- during the period, we paid $9 million to shareholders for cash dividends, and capital expenditures were $12 million. We also received proceeds from the sale of the subsidiary, The Pier in the UK. By closely monitoring inventory levels throughout the first quarter, we ended the period with inventories down 12.5% compared to the year-ago period.

In order to support new visual presentations in Pier 1 stores with less clutter and merchandise stacking, average inventory per store at quarter-end was intentionally kept lean, down 25%. We are managing our DCs to ensure frequent deliveries to the stores. Inventory is held longer at the DCs and shipped to the stores when needed in a concerted effort to ensure that merchandise gets to the right stores at the appropriate time.

In summary, all of the changes and initiatives implemented over the past year will support Pier 1's strategy and provide the financial wherewithal toward improving the company's profit margins to more historical levels. We do not expect a quick turnaround, and we will continue to conservatively manage costs and cash.

Now, I'd like to turn it back over to Marvin.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Thank you, Cary. As many of you know, a number of retailers in the home furnishing sector this year are feeling the effects of macroeconomic pressures on consumers, especially regarding discretionary expenditures. Middle income families are sensitive to rising fuel costs, higher interest rates, and other influences that make purchased of non-essentials difficult for many. Our research indicates that shifting tastes and preferences in home decor and the emergence of more casual home furnishings is clearly adding indecision to home-related purchases, and the number of choices creates hesitation. Adding to the uncertainty is the growing number of retailers selling home accessories and furniture, especially during this spring selling season.

A good example is the increased number of retailers selling outdoor furniture. As I'm sure you have seen, outdoor seasonal furniture this year is being offered by Big Box stores, lifestyle retailers, home improvement stores, catalogs, and even on the Internet. There is significant product and category overlap and too many choices leads to a slowdown or a postponement of home furnishing purchases. Today, decorating requires greater design savvy than ever before and most consumers don't have the confidence to design a room without many inspirational ideas from magazines, catalogs, stores, websites or designers.

Another important issue that is central to Pier 1's concerns as a specialty niche retailer is a pronounced squeeze between mass merchandisers and luxury retailers. Big Box chain stores have been effective in attracting high-end shoppers that can afford to pay more but enjoy paying less for the fun cheap she experience. On the other hand, higher end and exclusive luxury retailers have realized that to grow their business, they need to offer opening price-point merchandise that becomes competitive to specialty retailers like Pier 1. This broadening of prices to accommodate the middle shopper draws consumers that are willing to indulge for better quality and service as they aspire to go up market for certain products.

In recent months, Pier 1 has worked hard to pull away from the middle position, choosing to compete with higher-end home furnishings retailers but still with our known value and uniqueness. Pier 1's dramatic repositioning of the merchandise and the brand is hallmarked by new, modern merchandise collections that offer better quality and our traditional outstanding customer service competing with the higher-end specialty retailers.

Over the last year and a half, we have worked hard to reinvent ourselves. In mid March, we launched the brand repositioning campaign to move Pier 1 further from the middle to compete with more upscale retailers by re-establishing this relevance without leaving our roots. As Cary pointed out, we have implemented important merchandising and marketing initiatives this past year that were a combination of our efforts to re-establish Pier 1's place as a serious home furnishings retailer.

In keeping with our corporate culture of openness and communication, I wrote to all of our associates a letter last month to address any concern they might have related to what they see or read in the media or hear from their friends and families about Pier 1's future. I want them to understand that we have not been standing still and have lots of initiatives in place.

After careful consideration and extensive market research, we have made dramatic changes in marketing, merchandising, and the important shopping experience when customers visit our stores. We know that to become more relevant to today's consumers, we need to move away from our old tried and true Pier 1 merchandise and even some of our customers who grew up with Pier 1 styles over the past four decades.

As I wrote to our associates, and as I share with you today, we had no choice. Pier 1's original successful format of inexpensive and unusual products from around the world was being copied by so many others. For two years we attempted to compete with other retailers on price for similar product selection, but we were losing the battle with the mass merchandisers and low-cost operators. Our choices were very limited, stay where we were and slowly become less and less relevant or make a significant change to find a new market niche for Pier 1. We want to stay unique and be known as a value alternative to the higher-end retailers and a place that customers want to visit before making purchases at other stores including discounters.

Our senior management and I decided that Pier 1 would have to change, and the transition would have to be dramatic. And, it is. In mid March, we launched our important brand repositioning campaign with new, modern merchandise collections. To communicate the new offerings, we introduced new TV commercials featuring the song and tag line, "It's Your Thing." Beginning in May, we have now launched this campaign throughout the United States.

And now, I would like to show some of the recent TV ads, one 30-second commercial that established the brand and two 15-second spots on specific merchandise.

[VIDEO PLAYS]

We feel like this new campaign will be very, very successful as we continue to roll it out. And also, our new magazine advertising campaign begins this month with ads in prominent national publications like Food & Wine, Coastal Living, and Sunset and ultimately, in In Style and other home furnishings magazines. Then in mid July, we plan to distribute a catalog entitled Urban Spaces featuring our latest introduction of lifestyle furniture and accessories called Loft 21, exclusively available at Pier 1 Imports.

Earlier this spring, we commissioned a study to assess Pier 1's marketing strategies and provide recommendations for short-term results that should provide a foundation for longer-term benefits. Initial findings reveals that a one-size-fits-all advertising approach no longer applies in retail marketing, and we must attract new or repeat customers who haven't visited our stores recently to see the many changes we have made and especially the new merchandise. Our communications must be carefully targeted to customers based on shopping and buying behaviors, and must be always changing to satisfy a more sophisticated customer in the marketplace today.

In the future, we plan to more fully utilize Pier 1's customer relationship management or CRM information to be continuously educated on who our customers are and what they are buying from us. We also plan to use the Internet more effectively through search engine marketing and optimizations to make our brand more accessible and prominent, especially to new customers shopping and browsing online for home furnishings. We know that customers pre-shop on the Web, which ultimately leads to increased revenues through one of Pier 1's multi-channel options.

We also plan to test several new marketing initiatives over the next couple of months that will enable us to determine the most effective media and messaging to support store promotions and events. The most successful initiatives will be immediately rolled out to begin positively impacting sales. We know that it will take time to attract new customers, but we also know that repositioning our merchandise selections in this way was the right and the only way we could go to achieve long-term success and relevance to this well-recognized and respected brand known throughout North America simply as Pier 1.

Although our sales over the last few months do not reflect measurable success in our repositioning strategy yet, some of the underlying data is encouraging. During the first quarter, sales to interior designers were up 25%, and since designers influence home fashion and trends, this could help create the word-of-mouth buzz that Pier 1 needs to get the message out to potential customers.

We have worked hard over the past 12 to 18 months on critical changes for Pier 1 and are disappointed in our results thus far, but I believe that we need to stay the course that we have defined for our company and allow time for early indications to formulate into positive and sustainable increases in sales and improvements in financial results. Despite weakness in our sector and concerns of higher gasoline prices, we realize that Pier 1 must put into action and demonstrate an effective strategy to increase customer traffic, improve sales, and soon return to profitability.

We understand the urgency of the situation and know that we must reverse the negative sales trends through successful implementation of our plans for the remainder of this year. I want to assure you that our management team is committed to delivering results of our company -- to our company and shareholders and I believe the turnaround plans will show progress this year. And now, I would like to conclude with a brief video that I think best describes our new merchandise direction with some of our key merchandising people describing the repositioning strategy with Pier 1's Modern Craftsman collections.

[VIDEO PLAYS]

For those of you that don't know what a dangling rooster is, it was an item that would sit on a shelf or a mantle, and the legs kind of dangled, but Yvonne's not telling you to throw it away if you bought it at Pier 1, because it was a great seller. But, it is a transformation item that we're going obviously in a different direction.

Hopefully, the video gives you a better sense of what we have been struggling to address to the consumer and to let the public know in the direction that we've gone. It was not an easy decision. We debated it for months. And, one of the criticisms we've had, probably rightfully so, but justified somewhat in the fact that with our supply chain being from 50-some odd countries, it takes longer to make these kind of transformations than if we were buying all domestically with sourcing that we could turn around in a quick period of time. But, we thought long and hard about leaving some of our old customers and going in a complete contemporary direction. But in my 31 years with the company, we've made many changes. And, they haven't ever taken this long, but there's been some macroeconomic issues that I think we never had to face with before.

But hopefully from the video and my comments to you, understand why we made the decisions we made and can also appreciate the fact that though we aren't pleased with the results, we are trying and doing everything in our power to make the company go forward in the right profitable direction. And now, I would like to proceed with the formal part of this meeting.

As set forth in the notice of the meeting, there are two items to be considered by the shareholders this year. The first is to elect seven Directors to hold office until the next Annual Meeting of Shareholders and until the election and qualification of their successors. The second is to vote upon the proposal to approve the Pier 1 Imports Incorporated 2006 stock incentive plan.

We will now proceed with the first item, the election of Directors. As set forth in the proxy materials, the Board of Directors of the company has nominated the following seven persons that I introduced earlier to serve as Directors of the company until the next Annual Meeting of Shareholders and until their successors are elected and qualified, Marvin J. Girouard; James M. Hoak, Jr.; Tom M. Thomas; John H. Burgoyne; Michael R. Ferrari, Karen W. Katz; and Terry E. London.

The polls to vote on the election of Directors are now closed. Miss Knight, will you please make your report on the results of the voting for the election of the Directors.


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Patti Knight


Mr. Chairman, we have made a preliminary count of the votes of the shareholders by ballot and by proxies, and find that a majority of the outstanding shares of common stock represented at this meeting in person or by proxy and entitled to vote were cast for the election of each of the nominees for Director.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Thank you, very much. I now declare that each of the Directors nominated is elected to the Board of Directors to serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and duly qualified. Thank you.

We will now proceed with the second item as set forth in the proxy materials. The Board of Directors has recommended a proposal that the shareholders vote for approval of the adoption of the company's 2006 stock incentive plan. The polls to vote on the proposal to approve the company's 2006 stock incentive plan are also now closed.

Miss Knight, will you report on the voting of this matter at this time?


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Patti Knight


Mr. Chairman, we have made a preliminary count of the votes of the shareholders by ballot and by proxies. We find that a majority of the outstanding shares of common stock represented at this meeting in person or by proxy and entitled to vote on the proposal were cast for the approval of adoption of the Pier 1 Imports Inc. 2006 stock incentive plan.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Thank you, very much. I declare that the company's 2006 stock incentive plan is approved by the shareholders of the company. This concludes the formal part of the meeting.

And now, I would like to answer questions from any shareholder about matters pertaining to the company.

QUESTION AND ANSWER


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Would you please state your name, sir?


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James O'Donnell Shareholder


[James O'Donnell].


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Hi, James.


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James O'Donnell Shareholder


I'm sorry that somebody else didn't come up. It seems like I'm the only one that ever comes up to make any comments. Marvin, of course, I'm in your corner. And I think you've done wonders, a very good corporate citizen, and all those good things. But, there are a few other things that I kind of wonder about. And, I'll go right now. I'll sit down and then, you can take me over the coals.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


I don't intend to do that.


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James O'Donnell Shareholder


The matter of the catalog that's going to come out, and this has been said before as I recall, when the catalog comes out things are going to go great. Agreed, merchandising is a tough business. I've been out of the mainstream, not in merchandising, but out of business itself for more than -- I don't know, 25 years or something now. But, I try to keep up with some of these things. And also, all these changes that was mentioned, is going to take place, when is all this going to flow into profits? What's the outlook on that? Also, the matter of the Pier 1 Kids, I've never heard anything said if that's a profitable deal or what ever since you've taken it over.

And also, the matter is the dividend in peril? And the other thing is that kind of gets me, we have a pretty good portfolio of various stocks in our little mutual fund. And, I look at the annual reports, and with all that's being said lately about the compensation of executives, directors and all these other good things, which has been getting a lot of publicity, I look at the annual reports and I look at the directors.

And, I look for their association with directors of different companies and all like that, and the 'good old boy' network, as they refer to it, and they sit on boards with other companies and become good friends. One thing that kind of got me, the directors here are paid $30,000 annual fee with table fees of $1,500 or $500 for meetings with all expenses paid to come to the meeting, which I think is for this company is reasonable when I look at all the other annual reports.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Thank you.


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James O'Donnell Shareholder


But, they also are given the -- receive an annual grant under the deal of governing 6,000 shares of common stock, which is another boost, a little deal in the kitty. And, the other thing that kind of got me here in reading it, on March 23 the Board of Directors granted 5,000 of deferred stock units to Thomas and Hoak. And my belief is that, if you're paying directors an annual fee, then they're supposed to be doing something other than coming in and collecting the table fees.

And, I think this is kind of an outlandish deal that the directors have voted themselves. And, that's -- let's face it, the directors do it, and the stockholders don't have a squat to say about it. And, I think this is what's taking place. And, I'm kind of curious, exactly what have the directors individually done to help you and contribute to the profitability of this company?

I've never seen anything in particular about what they've done or heard anything about it. How have they helped you and the company in the problems that you've been going through? And, why did they get 5,000 shares for something which I believe they ought to be their responsibility sitting on the Board of Directors to begin with? I'm finished. The epistle with Jim is over with.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


All right, sir. I'll try to address all of your concerns. And, I'll start in reverse order. I'll talk about the Board of Directors. This has been a Board that has been very involved with me and our management and our company. They have given us keen advice. They have also been together with us through these difficult times, and have also helped me with making decisions toward the new direction for the company.

My attitude and I think many other CEOs about a good director is ones that have their head in the business and their hands out of the business. And, these Directors have certainly had their hands in -- heads in the business. The two that you mentioned, Jim Hoak and Tom Thomas, are on our Executive Committee with myself included. And in January, we met extensively and decided that we were going to demand a lot more of their time than we were of the other directors, because we were looking at doing some things with some outside counsel with looking at convertible bonds, with looking at selling The Pier in England, with doing many things that was going to take a lot more of their time.

We debated on what amount it should be. We also looked at what these gentlemen would be probably earning per hour if they were working elsewhere in their own professions. I agree with you that directors have an obligation to contribute to the boards at typically the amount of money that's being designated for them.

But, if you look at Michaels and you look at Radio Shack today and you look at Bombay and any other retailers, if they go beyond and above what is normally expected of a director, and in this case, these two gentlemen certainly have by offering the regular counsel and working together with helping me formulate the plans for the company, this was a very justified amount of shares that they got. It wasn't a cash outlay as much as it was an amount that they would get as they go forward and continue to be a director.

Also, I think Jim, that's what important is the 6,000 option shares is not a big amount that directors get every year. And, the two options they got the last three years like our executives are way higher than what the exercise price is. So, we're going to have to work together as directors and as management to improve the performance of the company so that the shares will go up so that they will realize profitability on their options.

So, we have looked, and I appreciate your comment. I am on a board. I'm compensated more than these gentlemen are. The company's a bigger company, and typically, that's how they measure it in the volume of the company. But, I think as you said, this is a fair compensation, and these individual instances are decisions that we make collectively as a board.

The dividend, we're going to discuss today. And every time we have a meeting, we discuss this. We have paid a dividend for many quarters now, and we will discuss it. And, I think certainly it is a major topic and that we like to pay dividends to give back to shareholders. There are some investors that you probably know cannot own shares of stock that aren't paying dividends so we've considered that but we I guarantee you will be prudently looking at what advantage that has or doesn't have for the company. Pier 1 Kids has not been profitable.

We knew that. We got involved with Cargo Kids about four years ago and decided we needed another vehicle to grow, and we changed the name, and it improved and they've been running significant improvements in their business the last several months. We are moving them into our home office headquarters which we intended to do all along when their lease expired on their facility out at [Barry] Street so they will be moving in, in August. The merchandise is being shipping into the Savannah warehouse. It will be shipped out of there so they will be combined with the Pier 1 facilities at our home office, and they will also look at consolidating some of the Pier 1 stores than are bigger than we need today by putting Pier 1 Kids stores within our stores.

But in the last several months their results have been very good, but they are not yet profitable, and we realize that. That we're going to have to invest in them at some time. But we review monthly with this group and they are very prudent at looking at operating expenses that are only necessary to run the business. Profits are the name of the game. You've got to get sales and then you've got to get profits, and we have not been rewarded because we haven't made profits, and I think that's appropriate.

I haven't had a raise in three years. My senior management didn't have a raise for a couple of years and I think we got involved with some retention problems that I believe this the best management team that I could attract. That can be debated in these times, but we have worked well together for -- some of us 30 years. Some of us certainly 20 something years and Cary Turner being the rookie I've said over 15 years.

I think changing individuals on this management team was not the appropriate thing to do because they are more knowledgeable about retail, and buying, and merchandising, and store operations than anybody that I could have attracted. We went in as a team this group and I and we intend to continue to operate as a team.

Catalogs is a very good question. When I was in the middle of growing in the company I think all of you know, in my 35 years, or 31 years, I was head of the buying department. Traveled all over the world. In 1984/85 we introduced the catalog. We tried a catalog and we decided with the then people above me that growing the catalog was not the way they wanted to go. Some of them had had experience with bigger retail home furnishings companies like Levitz and some other ones that weren't successful.

But the name of the game was open stores, and we did market research that showed we were woefully under-stored in America, and we could open stores doing $1.3 million then, and be very profitable. So we put all of our efforts into opening stores, and that was the appropriate thing to do.

In 1999, 2000, 2001 in that time we started paying attention to the people that were succeeding beyond maybe what we were doing, and certainly after 2003. And it was obvious that the people like Pottery Barn and Williams-Sonoma not only had retail stores, but they had a very successful catalog operation. They had an Internet operation that was successful.

So they had four channels that really worked for them. We had one channel, and we had identified in the early 2000 another 600, 700 store locations that we could open. And that's the kind of business that we were doing in late 2002 and early 2003. Those stores today would be very profitable and contribute to sales and profits, but as we started going in a decline with the reasons, four of the reasons that I mentioned, we decided that we'd better do something and create a catalog base.

And our credit card had carried the business for several years, and then suddenly everybody got private-label credit cards. And we started building a loyalty program, but we believe strongly today that we have to have a catalog presence because catalogs remind people where to shop and they go into the stores.

We also have to have an Internet presence which we have and we will expand it and make it more successful became Neiman Marcus and Pottery Barn, Crate and Barrel, they do 20% of their sales some of them over the Internet and we do a very small 2 to 3% but we're growing it.

The other is having an in-store presence where people come in and maybe see a catalog or an Internet picture and they want to buy it and have it delivered to their home, and they will be able in the stores soon to pull up an item, look at a picture and say, "I'd like that and can it be delivered directly to me?" and the answer is yes.

So we have the stores we have to work with because if we didn't have the overhead of the stores we could go to catalogs and other things but we have to drive business into our stores. We made that decision. We are, as Cary said, aggressively evaluating our whole store portfolio as you recognize. I think Radio Shack announced they would close 400 to 700 stores. We've looked at every store upside down and sideways and probably in our portfolio of 1,299 stores there's probably 100 to 150 that we need to really concentrate on.

And the decision will be do you write off that store and accelerate all that rent and take a $200,000 hit or do you hopefully get the business back where you won't lose any money and start being profitable in the next year to two years. So that's the decision we're making. We're closing 40 some odd stores this year Cary?


--------------------------------------------------------------------------------
Cary Turner  - Pier 1 Imports, Inc. - EVP, CFO


Fifty.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Fifty and that's accelerated up from two years ago with a plan to close only
20. So we're getting rid of the unprofitable stores if it's economically feasible. If it's not we won't do it. So I think that answers most of your questions hopefully or at least that's my -- you don't have to get up, you've got a cane. You can just stand right there.


--------------------------------------------------------------------------------
James O'Donnell Shareholder


A couple of things cross my mind, all the publicity that's been given according to yourself is what six quarters, straight quarters of losses?


--------------------------------------------------------------------------------

Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Yes, sir.


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James O'Donnell Shareholder


What's the outlook so what's the next quarter is going to be?


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


This next quarter doesn't look any better than the first quarter. Historically we've done in the first and second quarter about the same although we don't find a lot to joke about in our company, but we've been joking recently that these are forecasts. And the forecast either show we're going to do so much better or if you look at historically the last six quarters we're not going to do as well as we expect. So somewhere between forecast and reality is where we're going to think. We believe -- believe in the third quarter and certainly the fourth quarter we have a good chance to get back to profitability.

We're doing magazine advertising, television advertising, catalog advertising. You and I have talked, you know, hindsight is 20/20. We went from Kirsty Alley to Thom Filicia. Kirsty Alley half the people loved us for having Kirsty Alley and I can show you a stack of letters that condemn me to hell for having Kirsty Alley continue to advertise. Because she wasn't as well-loved maybe by other people as she was by you.

And Kirsty got very demanding at the end. She realized that the life style, life cycle of somebody advertising as a celebrity is two to three years and we had run our course with Kirsty. And it took six to eight months for her to resonate with the consumers and she was funny. And then it became kind of The Mavericks and Mark Cuban. It became more about Kirsty than Pier 1. And she called me one day from Oregon, and was concerned that some kids had seen her and said, "Hey you're the Pier 1 girl," about nine girls. And she said, "No, no, no I'm the Cheers girl." And they said, "No, no, no you're Pier 1." And she said, "I'm worried that I'm only known about Pier 1." And I said, "I'm worried that you're thinking that way because as you're known about Pier 1 then we're okay."

So we made a decision to move on. We were pitch decorators from Nate Berkus to whomever, and the Queer Eye show was the hottest show in America at that time like American Idol is now. And we made a decision with a lot of discussion to go forward with a decorator and Thom Filicia we felt was the right guy.

It didn't work out with Thom Filicia because he wasn't a celebrity, he wasn't as well known. And we terminated him. We canceled him and then we were pitched by the six of the best advertising agencies in America, and we elected to go with a company in New York with a tag line, "The Best of Everything" or "Life's More Interesting" and life didn't get more interesting for us for sure. It got a lot more difficult and so we terminated that.

But if you read about other retailers, and I'm not hiding behind the fact that we can say everybody is bad, because we have a responsibility to be better, it's a struggle today to find the right message and the right medium to advertise on. Television was our thing. A big mistake we probably made in hindsight that we wouldn't do again and a couple of companies are talking about doing it, we went off the television altogether after Thom Felicia because we didn't have a good ad to present.

And people forgot about us because they were used to seeing us on television. It would be like Crate and Barrel or Pottery Barn not sending a catalog out because that's where people see them and then they go to their stores. So we made a big mistake there and we corrected that. We think having a hot catchy song is the right way and if you listen if there's a lot of the sixties and seventies songs out that people are using. Tom Jones is popular again and this is the Isley Brothers that we really think is going to help resonate, but it takes time.

Our advertising budget for the whole everything is about $80 million a year. Target spends about $1.6 billion on media so we are fighting to try to be known enough to compete with these people. We probably are a little bit of a victim of our own success that we did so well after 9/11 for about 11 or 12 months that Target and Wal-Mart and a lot of these people said we want to really try to duplicate what they got, and they did. And the world got smaller.

People travel to China do things more than we used to do. But if you at this group of buyers and the people you saw on this video we have gone after a much more fashion-forward group of people that are designing under [Darrell] and being brought under Jay and Robert and we are really thinking that this is the right way to go. If it's not, you know, my wife said what are you're going to answer a question if it's not the right thing? Well, try something else but we won't stand still.

--------------------------------------------------------------------------------

James O'Donnell Shareholder


One last thing, it's a rather sensitive issue, most of the things that have been said in the media with Brittany and all which I always take with kind of with a grain of salt. But a couple of things and I forgot whether it was the Chairman or somebody said that you stopped taking calls. I didn't try to see if you'd accept mine or not. But also the matter of Goldman Sachs names come up, etcetera.


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Well can I answer you before you finish your question. The media has a difficult time today under the SEC regulations of Sarbanes-Oxley understanding I think what our obligation is to them. We like people to know how Pier 1 is doing but there are some things that I just can't talk about. When I go into our board meetings now and then to executive meetings I look around to see if [Mitchell Schnurman] is there because if you read his articles you'll think he's at every one of our meetings, and he's not.

And I think Mitch is here somewhere. I'm talking about you he probably ought to be recognized. He's probably one the brightest reporters that are here. But he has free rein to write anything that he wants. I don't have free rein to talk to everybody about what the company is doing. We have investors here today that would love to have an individual meeting with me to talk about the company. But if I do that I'm putting Pier 1 and our shareholders in jeopardy because I can't tell you something that I don't tell these investors over here. I can't do it.

And so that makes it a very difficult thing today. Five years ago, ten years ago I could talk to anybody -- I could to talk to Mitch. And I did answer my phone, when he wrote the first article about me becoming CEO I was very proud, and he was very complimentary that this is the guy that always picks up his phone. Well I called him the other day on some article he wrote about somebody and he didn't answer his phone right away.

But he did call me back and I left a message so the bottom line I respect the fact that he has a job to do and he does it well. But I have a hard time talking to everybody that calls, and Goldman Sachs has started following our company. You know the thing that's very impressive to me there's a lot of people love this brand and this company, and I've been through 31 years of good times and bad times.

And I remember one of the owners of Pier 1 way back told me when we had a good year, "Marvin, that's great. Boy you've done well." And I said, "No, it's a bunch of us working together." He said, "Look, you'd better take some credit because when things are bad you're going to take the blame." And so I don't shy away from that. I said on our meeting this is not Home Depot. All of our Directors are here except Karen and she would be here if she could. I'll answer any questions until you all are ready to go home with the exception that we've got a board meeting to handle. But what you see is what you get from Pier 1, and that's how I run my personal life. That's how I run the professional life, and I hope you appreciate that as a director. You've lost money on your investment. I've lost a lot of money on my investment.


--------------------------------------------------------------------------------
James O'Donnell Shareholder


You've lost more than I have.


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Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


I've lost more than you have only because I had more to start with. But you've got this portfolio and I don't have a portfolio. My portfolio is exclusively Pier 1 Imports. But I appreciate you being here and I appreciate your being here and I appreciate your continued efforts.


--------------------------------------------------------------------------------
James O'Donnell Shareholder


What about Goldman Sachs, you forgot to comment about that.


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


What is -- I mean they've said some things, what about it?


--------------------------------------------------------------------------------
James O'Donnell Shareholder


Well, about the buyouts and their sellouts.


--------------------------------------------------------------------------------

Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Well, we announced about a month and a half ago, May 5th, I guess we employed JP Morgan as an advisor and we said in that release that we would not comment until we had something concrete to say, and we don't have anything to say. So we're looking at alternatives. I think any prudent company is. That's -- that's what we have to do but our answer until then is probably no comment and I probably won't be answering my phone until we know exactly how to forecast and what the company is going to produce.


--------------------------------------------------------------------------------
James O'Donnell Shareholder


Marvin, I thank you and I'll call you later.


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Thank you, sir. I'll be available to you and I tell you what, I hope you continue to work with the Salvation Army. They did a great job down in New Orleans and we'll continue to support them [just now].


--------------------------------------------------------------------------------
James O'Donnell Shareholder


We appreciate your help.


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


You're quite welcome.


--------------------------------------------------------------------------------
Unidentified Audience Member


This is the same question I had last year.


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


I remember you that pretty pink [scarf].


--------------------------------------------------------------------------------
Unidentified Audience Member


Correct. Why didn't you have the meeting at the original building that you just finished two years ago?

Marvin J. Girouard Okay I hope --.


--------------------------------------------------------------------------------
Unidentified Audience Member


I mean you know you told me next year.


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


I told you I would consider it. I very carefully, because I'm advised by lawyers all the time so don't promise something you can't deliver. So I said and I asked my assistant and she remembers everything I say as well as my wife. I will consider it. And I was advised that this year we should not have the meeting at our building because it would disrupt the business of the day, and we've got people working right now very hard.

We have a thousand employees that would be disrupted and I didn't think it was appropriate, and I get paid to make those decisions. But if you want a tour of our building and this young lady with the blonde hair would you call 878-8000 and ask for Sandy Martin, and we'll give you a personal tour.


--------------------------------------------------------------------------------
Unidentified Audience Member


Yes I've been given -- another gentlemen gave me his card last year.


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Yes we're not hiding anything but just --.


--------------------------------------------------------------------------------
Unidentified Audience Member


I thought well I'll just wait until the next meeting. Surely they'll have it -- I thought you did you say you would have it.


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


I said I would keep this -- I wrote it down.


--------------------------------------------------------------------------------
Unidentified Audience Member


Well, I'm wondering will have it next year?


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


I don't know. I'll consider it.


--------------------------------------------------------------------------------
Unidentified Audience Member


I'm disappointed.


--------------------------------------------------------------------------------
Marvin J. Girouard  - Pier 1 Imports, Inc. - Chairman, CEO


Anybody else? All right if there's no further questions we have a board meeting to attend, and I appreciate all of you as shareholders certainly, and I appreciate the media being here. You know these are tough times and we are trying hard, but we certainly are aware that we have to do things better to improve sales. But I assure you that soon, and soon is a elusive term today, but I think in the next several months we'll be starting to see a lot of things improving.

Thank you very much for attending the meeting.



Contact:
Pier 1 Imports, Inc., Fort Worth
Cary Turner,  817-252-8400